Exhibit 99.1

Nutrastar International, Inc. Appoints Robert Tick as Chief Financial Officer

HARBIN, China, July 20 -- Nutrastar International, Inc. (OTC Bulletin Board: NUIN; "Nutrastar" or the "Company"), a leading nutraceutical company which produces and distributes Chinese Golden Grass ("Cordyceps Militaris"), today announced that it has appointed Robert Tick as their new Chief Financial Officer effective immediately. Mr. Tick, based in California, brings with him a wealth of experience in global accounting, financial reporting, IPO transactions, mergers and acquisitions, due diligence, investor relations, legal and IT.

Most recently, Mr. Tick is the Chief Financial Officer and Corporate Secretary for ANDA Networks, Inc., a telecom networking equipment supplier operating in North America and China. He joined the company in 2003 as Corporate Controller and Assistant Secretary and was promoted to VP of Finance in 2005 and Chief Financial Officer in 2007. While there, he led the process in preparing the Company for an IPO which it later withdrew because of market conditions. Tick also assisted the company in securing $50 million in debt and equity financing. In addition to his tenure at ANDA, he also held the position as Corporate Controller for Zambeel, Inc., an enterprise network attached storage company where he was responsible for managing financial and accounting duties, including reporting, budgeting, auditing and restructuring initiatives.

Mr. Tick has a B.S. in Accounting from San Francisco State University and M.B.A. from Washington State University. He is an actively licensed Certified Public Accountant in California and is fluent in both verbal and written Chinese.

Ms. Lianyun Han, Founder and Chief Executive Officer of Nutrastar commented, "On behalf of Nutrastar, its employees and its shareholders, we would like to welcome Robert Tick to our management team. His vast array of experience and expertise in accounting, financial reporting, capital raising and a deep understanding of US - Chinese corporate relations will prove beneficial to Nutrastar and our shareholders as the company continues to grow its revenue and further expand its shareholder base. We are pleased to be working with him and look forward to achieving our strategic objectives of increasing transparency with US investors, as he is based in California, and in turn bringing a full valuation to our stock and up-listing to a higher exchange."

About Nutrastar International, Inc.

Nutrastar International, Inc. is a China based nutraceutical company which produces and distributes Chinese Golden Grass ("Cordyceps Militaris"), organic and specialty food products in China. The Company's primary product is dry engineered Chinese Golden Grass, which is one of the most highly regarded herbal nutrients in Chinese culture. The Company believes it is the largest manufacturer of engineered Chinese Golden Grass in China, ranked by volume, according to China Market Monitoring Center (CMMC), accounting for 19% market share in China. The Company is headquartered in Harbin, capital of Heilongjiang province, with 302 employees, 21 in R&D, and 132 in sales and marketing. The products of Nutrastar are sold throughout China via a distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com or e-mail: ir@nutrastarintl.com.

Safe Harbor Statement

This news release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Howard Gostfrand
American Capital Ventures
Tel: +1-305-918-7000, +1-305-918-7000
Email: info@amcapventures.com